EXHIBIT 10.1

AMENDMENT #4 TO EMPLOYMENT AGREEMENT

ePlus inc. (the "Company"), a Delaware corporation, and Phillip G. Norton (the "Executive") (collectively, the "Parties") have previously entered into an Employment Agreement and amendments, as follows, collectively referred to as the "Agreement."

Effective Date	Document
October 1, 2011	Employment Agreement
August 1, 2012	Amendment #1
July 1, 2013	Amendment #2
February 14, 2014	Amendment #3

The Parties hereby agree to this Amendment #4 ("Amendment #4").

1.            Paragraph 5(a) of the Agreement shall be replaced in its entirety with the following:

(a)
Effective June 10, 2015, Executive shall receive a base annual salary of seven hundred and ninty-five thousand ($795,000 Dollars).  The salary will be reviewed by the Company's Compensation Committee on an annual basis, and may be increased from time to time.

No other provision of the Agreement is affected by this Amendment #4.

Signed: /s/ John E. Callies	Signed: /s/ Phillip G. Norton
John E. Callies	Phillip G. Norton
Chairman, Compensation Committee	Chief Executive Officer and President

Date: June 11, 2015	Date: June 15, 2015